AXA EQUITABLE LIFE INSURANCE COMPANY

                                   ENDORSEMENT
                        APPLICABLE TO THE TERMINATION OF
                  AN OPTIONAL GUARANTEED INCOME BENEFIT AND/OR
                          THE TERMINATION OR CHANGE OF
              AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT RIDER(S)

This Endorsement is part of your Contract, and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.

As described in your Guaranteed Income Benefit ("GIB") and/or Guaranteed Minimum Death Benefit ("GMDB") Rider(s), you may elect to terminate or change such Rider(s) after issue of this Contract. The following tables illustrate the options available to you upon such termination or change, as applicable. The terms and conditions for termination or change vary based on whether or not you have allocated amounts to the Protection with Investment Performance Account Investment Options prior to terminating your Rider(s). For purposes of this Endorsement we refer to (i) the termination of a Rider before amounts are allocated to the Protection with Investment Performance Account Investment Options as a "Pre-Funding Termination" and (ii) the termination or change of a Rider after amounts are allocated to the Protection with Investment Performance Account Investment Options as a "Post-Funding Termination."

PRE-FUNDING TERMINATION OF THE GIB/GMDB
---------------------------------------

Prior to allocating amounts to the Protection with Investment Performance Account Investment Options, you may terminate your GIB or GMDB, or change your GMDB. Your GMDB cannot be terminated or changed without first terminating your GIB. A pre-funding termination of ALL elected optional riders will default your Contract to the Return of Principal GMDB. The table on page 2 of this Endorsement shows the effect of a pre-funding termination or change on your Contract.

POST-FUNDING TERMINATION OF THE GIB/GMDB
----------------------------------------

If you allocate amounts to the Protection with Investment Performance Account Investment Options at issue and you have completed at least [four Contract Years], you may terminate your GIB and GMDB or terminate your GIB and retain your GMDB. If you allocated amounts to your Protection with Investment Performance Account Investment Options after issue, you may not terminate or change Riders until the later of your Contract Date Anniversary following such allocation or [four years] from your Contract Date. The table on page 3 shows the effect of a post-funding termination or change on your Contract.

AXA EQUITABLE LIFE INSURANCE COMPANY
[HOME OFFICE ADDRESS:  1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104]
[                                             [
/s/ Christopher M. Condron                    /s/ Karen Field Hazin
--------------------------                    ---------------------
Christopher M. Condron                        Karen Field Hazin, Vice President
Chairman and Chief Executive Officer]         Secretary and Associate General
                                              Counsel]

ICC10GBENDO1(rev 1010)

KEY:  For purposes of the tables below, the following abbreviations apply:
         1. "GIB" = Guaranteed Income Benefit
         2. "GMDB" = Guaranteed Minimum Death Benefit
         3. "ROP"= Return of Principal
         4. "HAV" = Highest Anniversary Value


                EFFECT OF PRE-FUNDING TERMINATION OF THE GIB/GMDB

-----------------------------------------------------------------------------------------------------------------------------------
         IF YOUR CONTRACT   AND YOU TERMINATE                  THEN                             AND SUBSEQUENTLY
              HAS:           TERMINATE ON A
                            PRE-FUNDING BASIS
-----------------------------------------------------------------------------------------------------------------------------------
   1.    o GIB AND          GIB                     o ROP GMDB remains                o You may terminate the ROP GMDB post-funding
         o ROP GMDB                                   effective on your Contract        at a later date.
                                                      OR                              o If ROP GMDB was changed for the HAV GMDB,
                                                    o ROP GMDB can be changed           the HAV GMDB can be terminated either pre-
                                                      for the HAV GMDB.                 or post-funding at a later date.
-----------------------------------------------------------------------------------------------------------------------------------
   2a.   o GIB AND          GIB                     o HAV GMDB remains                o You may terminate the HAV GMDB pre or
         o HAV GMDB                                   effective on your Contract        post-funding at a later date.
                                                      OR                              o If the HAV GMDB was changed for the ROP
                                                    o The HAV GMDB can be               GMDB, the ROP GMDB can only be terminated
                                                      changed for the ROP GMDB.         post-funding.
-----------------------------------------------------------------------------------------------------------------------------------
   2b.   o GIB AND          Both benefits           o The ROP GMDB becomes            o The ROP GMDB can only be terminated
         o HAV GMDB                                   effective on your Contract.       post-funding.
-----------------------------------------------------------------------------------------------------------------------------------
   3a.   o GIB AND          GIB                     o The ROP GMDB becomes            o You may terminate the ROP GMDB post-
         o "Greater of"                               effective on your Contract        funding at a later date.
           GMDB                                       Contract UNLESS...              o If the HAV GMDB is elected, it can be
                                                    o ...You elect the HAV              terminated either pre or post-funding
                                                      GMDB                              at a later date.
-----------------------------------------------------------------------------------------------------------------------------------
   3b.   o GIB AND          Both benefits           o The ROP GMDB becomes            o You may terminate the ROP GMDB post-
         o "Greater of"                               effective on your Contract        funding at a later date.
           GMDB                                       UNLESS                          o If the HAV GMDB is elected, it can be
                                                    o You elect the HAV GMDB            terminated either pre or post-funding
                                                                                        at a later date.
-----------------------------------------------------------------------------------------------------------------------------------
    4.   o ROP GMDB                  N/A            o The ROP GMDB can only                           N/A
                                                      be terminated post-funding.
-----------------------------------------------------------------------------------------------------------------------------------
    5.   o HAV GMDB         HAV GMDB                o The ROP GMDB becomes            o The ROP GMDB can only be terminated
                                                      effective on your Contract.       post-funding.
-----------------------------------------------------------------------------------------------------------------------------------


A pre-funding termination of the GIB without also terminating the GMDB will provide you with a "standalone" GMDB. If the GMDB is changed after terminating the GIB, a replacement GMDB rider will be mailed to you.


ICC10GBENDO1(rev 1010)

                    POST-FUNDING TERMINATION OF THE GIB/GMDB

-----------------------------------------------------------------------------------------------------------------------------------
         IF CONTRACT             AND YOU                      THEN                              AND SUBSEQUENTLY
            HAS              TERMINATE ON A
                              POST-FUNDING
                                  BASIS
-----------------------------------------------------------------------------------------------------------------------------------
   1a.   o GIB AND          GIB                     o ROP GMDB remains effective        o You may terminate the ROP GMDB at a
         o ROP GMDB                                   on your Contract.                   later date by making a withdrawal/one
                                                                                          time transfer.
-----------------------------------------------------------------------------------------------------------------------------------
   1b.   o GIB AND          Both benefits           o You may make a one time                           N/A
         o ROP GMDB                                   transfer from the Protection
                                                      with Investment Performance
                                                      Account Value to the Investment
                                                      Performance Account Value or
                                                      withdraw the Protection with
                                                      Investment Performance Account
                                                      Value.
-----------------------------------------------------------------------------------------------------------------------------------
   2a.   o GIB AND          GIB                     o HAV GMDB remains effective on     o You may terminate the HAV GMDB at a
         o HAV GMDB                                   your Contract.                      later date by making a withdrawal/one
                                                                                          time transfer.
-----------------------------------------------------------------------------------------------------------------------------------
   2b.   o GIB AND          Both benefits           o You may make a one time
         o HAV GMDB                                   transfer from the Protection                      N/A
                                                      with Investment Performance
                                                      Account Value to the Investment
                                                      Performance Account Value or
                                                      withdraw the Protection with
                                                      Investment Performance Account
                                                      Value.
-----------------------------------------------------------------------------------------------------------------------------------
   3a.   o GIB AND          GIB                     o The ROP GMDB becomes effective    o You may terminate the ROP GMDB at a
         o "Greater of"                               on your Contract.                   later date.
           GMDB                                     o The value of the GMDB will be
                                                      all contributions/transfers
                                                      to the Protection with
                                                      Investment Performance Account
                                                      Value adjusted for withdrawals.
-----------------------------------------------------------------------------------------------------------------------------------
   3b.   o GIB AND          Both benefits           o You may make a one time
         o "Greater of"                               transfer from the Protection                      N/A
           of" GMDB                                   with Investment Performance
                                                      Account Value to the Investment
                                                      Performance Account Value or
                                                      withdraw the Protection with
                                                      Investment Performance Account
                                                      Value.
-----------------------------------------------------------------------------------------------------------------------------------
   4.    o ROP GMDB         ROP GMDB                o You may make a one time
                                                      transfer from the Protection                      N/A
                                                      with Investment Performance
                                                      Account Value to the Investment
                                                      Performance Account Value or
                                                      withdraw the Protection with
                                                      Investment Performance Account
                                                      Value.
-----------------------------------------------------------------------------------------------------------------------------------
   5.    o HAV GMDB         HAV GMDB                o You may make a one time
                                                      transfer from the Protection                      N/A
                                                      with Investment Performance
                                                      Account Value to the Investment
                                                      Performance Account Value or
                                                      withdraw the Protection with
                                                      Investment Performance Account
                                                      Value.
-----------------------------------------------------------------------------------------------------------------------------------


ICC10GBENDO1(rev 1010)
                                       3